Exhibit 10.2

                               NATIONAL PENN BANK

                              EMPLOYMENT AGREEMENT

                            FOR DONALD P. WORTHINGTON


         THIS AGREEMENT is made this 24th day of September, 2002, by and between National Penn Bank, a national banking association located at Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512 ("Employer") and Donald P. Worthington, an individual residing at 1126 New Galena Road, Fountainville, Pennsylvania ("Employee").

         IN CONSIDERATION OF the mutual covenants contained herein and in the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") by and among National Penn Bancshares, Inc. ("NPB"), Employer, and FirstService Bank ("FSB"), Employer and Employee agree, effective as of the Effective Date (as defined in the Merger Agreement), as follows:

         1.) Except as otherwise provided hereinafter, Employer hereby employs Employee and undertakes the obligations of FSB pursuant to the Employment Agreement with Employee and the Supplemental Executive Retirement Plan ("SERP") for Employee, true and correct copies of which are attached hereto and made part hereof as Exhibit "A."

         2.) During the term of Employee's employment with Employer, Employer will employ Employee as President of the FirstService Bank Division of National Penn Bank (the "FirstService Division"), Executive Vice President of Employer, and member of the Employer's Management Committee. Employee accepts such employment, with such powers and duties as may from time to time be determined by the Board of Directors of Employer, by Employer's

Chairman or President and Chief Operating Officer, or by the Chairman and CEO of the FirstService Division.

         3.) Employee's base annual salary on the Effective Date shall not exceed $175,000.00.

         4.) Employee shall be entitled to participate in NPB's Executive Incentive Plan (the "Plan") as a Type B Participant, as defined in the Plan. A copy of the Plan is attached hereto and made a part hereof as Exhibit "B". If, during Employee's employment with Employer, the Plan is no longer in effect, Employee shall be entitled to participate in any successor executive bonus plan covering the officers of NPB or Employer which may be adopted by NPB or Employer, at a level consistent with his title and responsibilities.

         5.) Employer acknowledges that a "takeover" has occurred and a "takeover" determination has been made by FSB under the SERP.

         6.) Employer agrees to provide Employee with a "change in control" benefit providing a 150% lump-sum cash severance payment and prohibiting re-assignment beyond a thirty-minute commute from Fountainville, Pennsylvania. The terms and conditions of the "change in control" benefit provided to Employee pursuant to this Paragraph 6 shall be the same as provided in Employer's Executive Agreement with Michael R. Reinhard dated July 23, 1997, as amended by an Amendatory Agreement dated August 26, 1998, copies of which are attached hereto and made a part hereof as Exhibit "C". Notwithstanding the foregoing, nothing in the Executive Agreement attached hereto and made a part hereof is intended to eliminate or restrict the rights of Employee to severance benefits under the Employment Agreement, as amended and supplemented by this Agreement, subject to the limitations on parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended, as set forth in Section 3(b) of the Executive Agreement attached hereto and made a part hereof.

         7.) In the event that the Merger Agreement is terminated in accordance with its terms without consummation of the Merger contemplated thereby, this Agreement shall be terminated at the same time and shall be of no further force and effect.

         8.) If the Employment Agreement referenced in Paragraph 1 of this Agreement, as amended and supplemented by this Agreement, is not terminated on or before the anniversary of the Effective Date or any subsequent anniversary of the Effective Date, then, on such date, the term of this Agreement shall be automatically extended by adding one year to the term then remaining. Notwithstanding the foregoing, there shall be no further extensions of the term of this Employment Agreement, as amended and supplemented by this Agreement, beginning with the first anniversary of the Effective Date that occurs after Employee shall have reached age 60 (at which time the term of the Employment Agreement, as amended and supplemented by this Agreement, and as then extended, will end when Employee shall have reached age 65).

         9.) Pension Plan; Supplemental Executive Retirement Plan.

             (a) During the term of Employee's employment with Employer, Employee will be entitled to participate in NPB's defined benefit pension plan, assuming such plan remains in effect, and if it does not, to participate in any subsequent plan covering the employees of NPB or Employer which may hereafter be adopted by NPB or Employer (the "Pension Plan").

             (b) Each payment to be made to Employee or to Employee's "designated beneficiary" under the SERP shall be reduced, dollar-for-dollar, by any amount concurrently paid to Employee or to Employee's "designated beneficiary" pursuant to the Pension Plan or any annuity acquired, or other plan or arrangement adopted, by NPB or Employer in substitution for


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benefits vested under the Pension Plan.

             (c) Employee hereby agrees to make an election under the Pension Plan, or under any annuity acquired, or other plan or arrangement adopted, by NPB or Employer in substitution for benefits vested under the Pension Plan, to begin receiving Pension Plan benefits concurrently with the commencement of payments to Employee under the SERP. IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written, each intending to be legally bound.

                                                       NATIONAL PENN BANK


                                            By:        /s/ Wayne R. Weidner
                                                       --------------------
                                                       CEO

                                       Attest:         /s/ Sandra L. Spayd
                                                       -------------------
                                                       EVP

                                                       /s/ Donald P. Worthington
                                                       -------------------------
                                                       Donald P. Worthington

                                                                       Exhibit A

                               FIRST SERVICE BANK

                            EMPLOYMENT AGREEMENT WITH
                 DONALD P. WORTHINGTON EXECUTIVE VICE PRESIDENT

         This Agreement is entered into on July 1, 2001 by and between FirstService Bank, a Pennsylvania State-Chartered Banking Corporation (hereinafter referred to as "Employer") and Donald P. Worthington, of 1126 New Galena Road, Fountainville, Pennsylvania 18923, an individual (hereinafter referred to as "Employee").

         The parties hereto, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed to, and intending to be legally bound, hereby agree as follows:

         1. Employment. Employer hereby agrees to employ Employee, and Employee agrees to serve as an employee of Employer upon the terms and conditions contained in this Agreement.

         2. Term. The term of this Agreement shall be five (5) years from the date of execution of this Agreement (such period, as the same may be extended or renewed or shortened in accordance with the terms hereof referred to herein as the "Period of Employment"). This Agreement and the Period of Employment shall be automatically extended for additional one year terms, effective as of the end of each year of employment; it being the intent of the parties that this Agreement and the Period of Employment shall always have at least five (5) years to run, unless this Agreement is otherwise terminated in accordance with the terms hereof.

         3. Duties During the Period of Employment. Employee agrees to serve as Executive Vice President of Employer, performing such duties and responsibilities as shall be set forth in his job description as approved from time to time by the Board of Directors, as well as such other reasonable responsibilities as may be assigned to him by the Board of Directors. Employee shall devote his full business time, attention and best efforts to the affairs of the Employer, and its subsidiaries and affiliates (if any) during the Period of Employment; provided, however, that the Employee may engage in other activities, such as activities involving charitable, educational, religious and similar organizations, speaking engagements and similar activities, to the extent that such other activities do not inhibit or prohibit the performance of Employee's duties under this Agreement, or conflict in any material way with the business of Employer, its subsidiaries and affiliates, if any. Employer's Code of Conduct is incorporated herein by reference and Employee agrees to comply with it in its present form and as it may be amended from time to time.

         4. Compensation. In consideration for his services as Executive Vice President, Employer will pay to Employee during the Period of Employment a base annual salary equal to One Hundred Fifty-Five Thousand Dollars ($155,000.00) during the year. An annual review of his compensation and performance shall be undertaken by the Board of Directors during June of each year this Agreement is in effect. Commencing with the next succeeding month, and for each year thereafter, Employee's salary shall be in an amount mutually agreed by and between the Employer and the Employee. Upon the aforementioned annual review, the Board of Directors may, in its discretion, increase (but not decrease) the Employee's base annual salary.

         5. Incentive Compensation. During the Period of Employment, Employee shall participate, with respect to each calendar year of the Employer, in Employer's incentive compensation program or programs, if any, for corporate executives, and any amount awarded to Employee under such plan shall be paid to Employee in accordance with the provisions of such program, subject to the prior review and approval by the Board of Directors.

         6. Other Employee Benefits.

              A. Vacation. Employee shall be entitled to a paid annual vacation of no less than four (4) weeks during each calendar year in the Period of Employment.

              B. Regular Reimbursed Business Expenses. Employer shall reimburse Employee for all expenses and disbursements reasonably incurred by Employee in the performance of his duties during the Period of Employment.

              C. Employee Benefit Plans or Arrangements. In addition to the cash compensation provided for in Sections 4 and 5 hereof, and subject to applicable eligibility requirements, the Employee shall be entitled to participate in all employee benefit plans or arrangements of Employer as presently in effect or as they may be modified or added to by Employer from time to time, which provide benefits to officers or employees of Employer, including but not limited to the Employer's medical insurance plan(s) to benefit Employee and his family, any sick leave, disability plans, retirement/pension benefits, professional association memberships and dues and deferred compensation plans.

              D. Employer shall include Employee as a named insured in its Director and Officer, General Liability and all other pertinent insurance coverages and shall indemnify him to the same extent as elected members and officers of its Board of Directors for acts taken by him in good faith in his capacity as Executive Vice President.

              E. Employer shall furnish for the use of Employee, an automobile acceptable both to Employer and Employee, either leased or purchased, at the beginning of every third fiscal year. Employer shall be responsible for all expenses associated with the operation of said vehicle, except that fuel costs for the use of the vehicle for purely personal travel outside of the broad geographical region generally served by Employer.

              F. Employer will reimburse Employee for the cost of a membership to an appropriate club approved by President of Employer.

         7. Termination Without Cause.

              A. The Board of Directors may, at its discretion, terminate Employee's duties and responsibilities as Executive Vice President. Such action shall require a majority vote of the entire Board of Directors, and shall be effective immediately upon delivery to Employee of written notice of this action by the Board of Directors, or at such other time as may be agreed upon by both parties to this contract. Following such termination of this contract, all rights, obligations and duties of both parties relative to this Agreement shall cease, except that, for the month in which his duties were terminated and for the then current five (5) year Period of Employment, the Employer shall continue to pay Employee his then current salary and shall continue his family medical and disability insurance coverage. Such continuation of pay and medical and disability insurance shall constitute an agreed upon termination payment to Employee and shall be made in all instances in which there is a "termination without cause" under this Paragraph 7A. Throughout this period, Employee shall not be required to perform any duties for the Employer, or report to work. Employee shall, however, demonstrate good faith in cooperating and assisting with the transitioning of projects and communication of information concerning endeavors with which he had been involved on behalf of the Employer. In the event that Employee secures other satisfactory full-time employment prior to the expiration of this termination payment, said termination payment shall terminate coincident with that date upon which such other employment commences, except that the difference, if any, between his former rate of compensation and that rate which is applicable to the new position shall continue to be paid to Employee until the conclusion of this Period of Employment.

              In the event that Employer exercises this provision, it shall also demonstrate good faith in affording Employee reasonable assistance with his effort to secure alternative employment. Such assistance shall include, but shall not be limited to: the granting of references; providing reasonable secretarial support and making available to Employee the reasonable use of business equipment (e.g. telefacsimile, photocopying, computer, internet and word processing). These services are to be provided, at the discretion of the Board, either at an Employer site or off-site. If off-site, Employer will reimburse Employee for reasonable expenses to a maximum of $15,000 upon presentation of bills and/or statements during the period as stated above. Employer shall have no other obligations to Employee hereunder.

              B. Should Employee, at his discretion, elect to terminate this contract for any reason, he shall provide to the Chairman of the Board of Directors at least ninety (90) days written notice of his decision to so terminate this contract. Employee shall continue to render his services and be paid his current base annual salary during the period up to the date of termination. At the conclusion of that ninety (90) day period of notice, all rights, duties and obligations under this contract shall terminate.

         8. Termination with Cause. Employer shall have the right at any time to terminate this Agreement for cause in the event that Employee shall: (i) willfully fail to perform his duties and obligations under this Agreement, other than due to incapacity as provided under Paragraph 9 hereof; (ii) engage in acts of fraud, dishonesty, incompetence, misconduct or negligence in connection with the business of Employer; (iii) have been convicted by any federal, state or local authority for, or shall have plead guilty or nolo contendere to, an act constituting felony; (iv) have habitually abused any substance (such as a narcotic or alcohol); or (v) have done anything, engaged in any act, or activity, or failed to have done anything that the Employee should have done, whether within the scope of the Employee's employment hereunder, or outside the scope of the Employee's employment hereunder, whether in the Employee's business, professional or personal affairs, which results in or causes adverse or negative publicity to the Employer and which the Board of Directors of the Employer determines, in its sole judgment, discretion and determination, to have a material adverse impact upon the Employer's image, reputation in the community, public perception, business or otherwise.

              The Board of Directors of the Employer shall have the sole right to make the determination that any of the events specified above in this Paragraph 8 has occurred, and the determination of the Board of Directors shall be final, absolute and conclusive and may be made in the Board of Directors' sole judgment. The Employee, if then a director, shall not be entitled to vote in the event any such determination is made by the Board of Directors.

              The determination by the Board of Directors shall be final and absolute, and shall not be appealable to any third party or to any court or tribunal whatsoever. Any action taken by the Employer in the context of this Paragraph 8 shall not be subject to equitable or injunctive relief by any court or tribunal whatsoever. In the event that the Employer terminates the employment relationship of Employee pursuant to this Paragraph 8, Employer shall give written notice of such action to the Employee and Employee shall immediately and without delay vacate the offices of Employer, and all obligations of Employer hereunder shall automatically terminate and cease, and no severance allowance shall be paid to Employee by Employer.

         9. Termination Due to Disability. Upon Employee being disabled for a period of at least four (4) consecutive months, with such disability compromising him to the extent that he is unable to effectively fulfill his duties and responsibilities as Executive Vice President, the Board of Directors may, in its discretion, terminate Employee's employment.

         10. Salary and Benefit Termination. If termination with cause or due to disability is effected as outlined herein, Paragraph 7A shall be void, and all rights, duties and obligations noted within that paragraph shall be viewed as having expired.

         11. Restrictive Covenants By Employee

              (a) Non-Competition.

              In consideration of employment with Employer, Employee hereby agrees that during his employment with Employer and for a period of two (2) years after employment, if the Employee leaves the employ of the Employer by his own request or at the request of the Employer, Employee shall not engage, either directly or indirectly, as an owner, independent contractor, employee, consultant, agent, partner, joint venturer, shareholder or otherwise, nor have any direct or indirect interest in, any business, firm or entity competitive with that carried on by Employer during the term of this Agreement, operating within a radius of 50 miles from the principal business location of Employer.

              (b) Non-Solicitation.

              During the term of this Agreement and for the period of two (2) years from and after the date of the termination of his employment with Employer for any reason whatsoever, Employee covenants and agrees that Employee will not at any time, directly or indirectly, as an owner, independent contractor, employee, consultant, agent, partner, joint venturer, shareholder or otherwise for the benefit of any person communicate with or solicit (or encourage any person to communicate with or solicit) any person who is at the termination of his employment, or at any time within twelve (12) months prior to such termination, was a client, supplier, employee, agent or representative of Employer in any manner which interferes or might interfere with such person's relationship with Employer.

              (c) Non-disclosure.

              Employee further covenants and agrees that:

              (i) the identity of the Employer's clients, suppliers, personnel records, financial statements, tax returns, business procedures and methods of operations are of a confidential nature and are unique, valuable and special assets of the Employer's business and the Employee will not, during his employment and at any time following termination of his employment with Employer for any reason whatsoever, disclose such identity, information, procedures, operations or any part thereof, other than as required in the performance of his duties to the Employer or by law.

              (ii) all papers and records, including all memoranda, notes, data or other documents, and any and all copies thereof, whether made by Employee or not, relating in any manner to any business of the Employer, are the sole and exclusive property of the Employer. Nothing in this Agreement shall be deemed to give the Employee the right to remove, including without limitation by photocopying or other means of reproduction, from the Employer's premises any such written information concerning the Employer's business.

              (d) Remedies for Breach.

              Employee agrees that Employer's remedies at law for a breach of any of the restrictions contained in this Addendum will be inadequate and that, in connection with any such breach, Employer will be entitled, in addition to any other available remedies, to temporary and permanent injunctive relief without the necessity of proven actual damage or immediate or irreparable harm, or of posting a bond.

              (e) Miscellaneous Provisions.

              (i) The parties hereto believe that the restrictive covenants contained in this Addendum are reasonable. However, if at any time it shall be determined by any court of competent jurisdiction that this paragraph or any portion of it as written is unenforceable because the restrictions are unreasonable, the parties hereto specify that such portions as shall have been determined to be unreasonably restrictive shall thereupon be deemed so amended as to make such restrictions reasonable in the determination of such court and the said covenants, as so modified, shall be enforceable between the parties to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants.

              (ii) Each of the covenants contained in this Addendum shall be construed as covenants independent of any other provision in the Employment Agreement or any other agreements between the parties; and the existence of any claim or cause of action by the Employee against the Employer, whether predicated on the Employment Agreement, this Addendum or otherwise, shall not constitute a defense to the enforcement by the Employer of these restrictive covenants. Regardless of whether the Employee leaves the employ of the Employer by his own request or at the request of the Employer and regardless of how or in what manner the Employee severs his relationship with the Employer, each of the independent covenants contained in this Addendum shall remain in full force and effect as independent covenants, regardless of any other covenants, terms or conditions and regardless of the manner of their breach.

              (iii) The provisions of this Addendum shall survive the expiration or termination of the Employment Agreement and of Employee's employment thereunder.

         12. Governing Law. This Agreement is governed by and is to be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania. If, under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

         13. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Employer's case, to its Secretary) or twenty-four (24) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as certified mail - addressed, in the case of Employee, to him at his residential address, and in the case of Employer, to its corporate headquarters, attention of the

Secretary, or to such other address as Employer and Employee may designate in writing at any time or from time to time to the other party.

         14. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in the appropriate jurisdiction as determined by Employer, in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall pay his or its own expenses, including legal fees and shall share equally in all other costs of the arbitration. In the event that Employee prevails, or substantially prevails, in such arbitration, Employer will pay or reimburse Employee for his reasonable expenses, as determined by the arbitrators incurred in connection with such arbitration.

         15. Survival. The respective obligations of and benefits afforded to Employee and Employer in this Agreement shall survive termination of the Period of Employment and this Agreement.

         16. Waiver of Obligation. The failure of either party to insist in any one or more instances upon performance of any of the terms or conditions of this contract shall not be construed as a waiver of any right granted herein or the future performance of any term or condition hereof.

         17. Miscellaneous. This Agreement constitutes the entire understanding between Employer and Employee relating to the employment of Employee by Employer and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended only by a subsequent written agreement of Employee and Employer. This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs, executors, administrators, beneficiaries and assigns and to the benefit of and be binding upon the Employer and its successors and assigns. Specifically, this Agreement is intended by the parties to be binding on any and all financial institutions merging with, acquiring, succeeding or in any way controlling the Employer bank in the future.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



"Employer"                            FirstService Bank

                                      By: /s/ John C. Spier              (SEAL)
                                                                 President

                                      Attest: /s/ A. Lee Roberts         (SEAL)
                                                                 Secretary

"Employee"
                                      /s/ Donald P. Worthington  (SEAL)
                                      Donald P. Worthington

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                       FOR
                              DONALD P. WORTHINGTON



         INTENDING TO BE LEGALLY BOUND, FIRSTSERVICE BANK ("Bank") and DONALD P. WORTHINGTON ("Participant") agree:

                                    ARTICLE 1
                                    PURPOSES

         ss.1.1) This Agreement sets forth a "Supplemental Executive Retirement Plan" (the "Plan") to provide supplemental retirement and other benefits for certain employees of the Bank including Participant. It is part of an integrated executive compensation program which is intended to assist the Bank in motivating and retaining a select group of management and highly compensated executives of superior ability, industry and loyalty within the meaning of Sections 201(2), 301(a) (3) and 401(a) (1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A most important provision relates to what happens in the event of a possible "takeover" of the Bank.

         ss.1.2) The Plan is intended to be unfunded. While the Bank may purchase a Bank-owned life insurance policy ("BOLl"), the Participant shall not be deemed to be an owner or beneficiary of it and shall have no rights with respect to it. The Bank shall be fully liable to provide the benefits set forth herein, notwithstanding whatever happens to that policy.

                                    ARTICLE 2
                                     VESTING

         ss.2.1) The Participant's interests in the Plan are fully vested upon the execution of this Agreement but are subject to divestment, meaning all interests and benefits of the Plan are forfeited and lost, only if: the Participant's employment is terminated for "cause" by the current management of the Bank or if the Participant voluntarily terminates his employment and takes employment with an employer providing products or services or both competitive to those provided by Bank in any geographic area (within the Counties of Bucks, Montgomery, Chester, Delaware, Lehigh and Philadelphia and the county or principal geographical area of any bank or other business entity hereafter acquired by the Bank, any or its subsidiaries or parent) where the Bank is then providing services within two (2) years of termination of employment. The Bank's Board of Directors shall be the sole judge and make the final determination as to whether or not "cause" exists for termination or whether the Participant has taken employment with an employer in competition with the Bank. In the event of a possible "takeover" of the Bank as described below, the Participant's interests shall be fully vested, not subject to divestment for "cause" or by taking employment with a competitor.

         ss.2.2) The term "cause" shall have the same meaning as that used in the Participant's employment agreement with the Bank, if any, and shall also include (a) an act of dishonesty, by the Participant constituting a felony resulting or intended to result in gain to or personal enrichment of the Participant at the expense of the Bank or its patrons, or (b) the willful engaging by the Participant in misconduct which is injurious to the Bank of (c) the deliberate and intentional refusal of the Participant to perform substantially his duties for the Bank or any combination of the foregoing.

                                    ARTICLE 3
                              BENEFIT ENTITLEMENTS

         ss.3.1) The Participant shall be entitled to certain accrued retirement benefits (the "Accrued Benefits") which are to be paid upon retirement, but not before the Participant reaches age seventy (70). The Accrued Benefits shall be a monthly single life annuity equal to sixty percent (60%) of Participant's compensation divided by twelve (12). Compensation shall mean only Participant's annual payroll salary as fixed by the Board of Directors of the Bank for the calendar year preceding retirement, excluding bonuses, fringe benefits, stock options and the like. Payment to the Participant shall commence to be paid on the first day of the month following Participant's actual retirement date which is the last day the Participant received compensation from the Bank. The Accrued Benefits shall be paid monthly with the final payment to be made on the first day of the month in which the Participant's death occurs.

         ss.3.2) The amount of the Accrued Benefits above, which have been in pay status for at least a full calendar year, shall not be decreased, but shall be increased up to a maximum of four percent (4%) annually each February 1 by the increase for the month of December from the previous year's December in the Consumer Price Index -- All Urban Consumer (the "CPI--U") for the prior calendar year applicable for the area which includes Philadelphia, Pennsylvania as published by the Department of Labor, Bureau of Labor Standards or such successor Consumer Price Index as most closely corresponds to CPI--U if that index is no longer published.

         ss.3.3) If the Participant retires on account of disability, the Accrued Benefits shall be modified to an amount which when added to the payments the Participant receives as a benefit under the Bank's long-term disability plan aggregates to a sum equal to what the Participant would have received but for the disability. In other words, the Participant is not entitled to both full long term disability plan benefits and full Accrued Benefits under this Plan. If the payments under the disability plan cease for any reason, the full Accrued Benefits payments shall commence immediately. For example, if the disability plan provides that its payments cease when the Participant reaches age sixty-five (65), the full Accrued Benefits become payable monthly, beginning the first month after the disability payments cease. If a Participant dies while receiving payments under a disability plan and that plan makes no provision of continuing disability payments for a spouse and the Participant has designated a spouse to receive spousal benefits, the spouse shall receive eighty percent (80%) of the Accrued Benefits as if the Participant had not been receiving disability benefits.

         ss.3.4) If the Participant's employment terminates before attaining age seventy (70) and Participant's interests have not been divested, Participant shall be entitled to receive the Accrued Benefits provided for above, except that compensation shall mean only Participant's annual payroll salary for the calendar year preceding the termination of employment and the Accrued Benefits shall not begin to be paid until the first of the month following the month in which Participant attains age seventy (70). Whether or not Participant receives disability payments under the Bank's disability plan will not in any way change Participant's benefits under this Agreement.

         ss.3.5) If the Participant dies and was married at Participant's death and has designated Participant's spouse as a beneficiary under the Plan, then, regardless of Participant's age at Participant's death, Participant's spouse shall be entitled to a "spousal benefit" which shall be a monthly single life annuity equal to eighty percent (80%) of what Participant's Accrued Benefits of sixty percent (60%) as would have been had the Participant retired on the date of Participant's death. It shall be paid on the first day of the month following the month in which the Participant dies and monthly thereafter until the death of the spouse. If otherwise permissible legally, the Participant may terminate the designation of a spouse and, in this event, at Participant's death no further benefits of any kind are payable to anyone.

         ss.3.6) There are no other death benefits and no health insurance benefits under the Plan.

                                    ARTICLE 4
                                    COMMITTEE

         ss.4.1) Unless the Bank's Board of Directors otherwise determines, the Board's Executive Committee shall constitute the Committee which shall govern the operation of the Plan for the Bank. Neither the Committee, nor its individual members, nor Bank shall be deemed a fiduciary with respect to the Plan.

         ss.4.2) The Committee shall have the power and duty to do all things necessary to see the Plan's purposes are performed including provide rules and regulations of the management, operation and administration of the Plan, interpret it and correct any defect, supply any omissions or reconcile any inconsistency in the Plan, subject at all times to the final determination of the Board of Directors of the Bank. The Committee shall promulgate rules for calculating the Accrued Benefits are increased based on CPI-U changes.

         ss.4.3) No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by such person as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member except for such member's own fraud or willful misconduct.

No member of the Committee shall be liable in any way for the acts of defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Bank shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of the member's own membership on the Committee, except expenses and liabilities arising out of a Committee member's own fraud or willful misconduct.

         ss.4.4) Members of the Committee who are employees of the Bank shall receive no compensation for their services rendered as members of the Committee. Any other members of the Committee who are not employees of the Bank shall receive such reasonable compensation for their services as may be authorized from time to time by the Bank. Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such compensation and expenses, as well as extraordinary expenses authorized by the Bank, shall be paid by the Bank.

         ss.4.5) The Bank shall furnish to the Committee in writing all information the Bank deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall, be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

         ss.4.6) The Committee shall make available to the Participant, or the Participant's beneficiary, for examination at the principal office of the Bank (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant, joint or contingent annuitant and beneficiary under the Plan.

                                    ARTICLE 5
                                    TAKEOVER

         ss.5.1) The Bank, in its Articles of Incorporation and Bylaws, has extensive provisions relating to "takeovers," or changes in control of the Bank. These are all incorporated herein by reference. In order to achieve one of the purposes of the Plan, namely retaining Participant as an employee it is vital to assure Participant that in the event of a possible change in control of the Bank or a "takeover," the Participant's benefits under this Agreement will not be lost by a capricious determination Participant should be fired for "cause" and Participant's divested. Thus, it is hereby specified and agreed that if there is a possible change in control of the Bank or a "takeover," Participant's benefits and interests under this plan are fully vested and may never be divested. The Participant may not be terminated for "cause." The Participant may obtain employment with a competitor all without forfeiting or losing Participant's benefits under the Plan.

         ss.5.2) A change in control in the Bank or a "takeover" shall be deemed to be possible or to have occurred notwithstanding the "Super-Majority" Approvals required for a "Business Combination" in the Articles of Incorporation when an entity ("acquirer") is about to or takes over de facto control of the Bank. A change in control or "takeover" shall also be deemed to be possible or have occurred under any or all of the following circumstances:

              A) An acquirer obtains sufficient voting power by acquiring the stock of the Bank (or any parent of the Bank in the nature of a bank holding company or the like) to elect one or more directors whether or not such power is actually used.

              B) The Board of Directors of the Bank, as presently constituted or however it may change, determines formally or informally to sell, merge, consolidate or otherwise disposes of substantially all of the assets of the Bank not in the ordinary course of business.

              C) An acquirer publicly announces it will attempt to take over the Bank and begins acquiring the voting stock of the Bank (or its parent, if any) where the acquirer has the apparent financial ability to acquire the Bank regardless of whether the proposed "takeover" is "friendly" or "hostile."

              D) Any other similar occurrence or series of occurrences that could lead reasonable persons familiar with events in the financial business world to conclude that a change in control or "takeover" of the Bank is contemplated by an acquirer with the apparent ability to succeed and therefor "possible."

         ss.5.2) The persons who constitute the present Board of Directors of the Bank are hereby designated as a permanent arbitration panel (the "Panel") to make all factual and legal determinations under this Article by a simple majority vote. Each shall serve until adjudication of incapacity or death without regard to whether or not they are still Directors of the Bank and without regard to age. The Panel is hereby empowered to make a determination that a change in control or "takeover" is possible and such a determination shall automatically mean without further action that Participant's interests and benefits under the Plan are fully vested, not subject to being divested and that Participant may not be terminated for "cause" and that Participant may seek employment with a competitor. The person on the Panel then available who is senior in age and service to the Bank shall be chairperson of the Panel, convene a meeting at the request of one or more Participants, and determine if a change in control or "takeover" is possible or has happened and any other relevant matters not inconsistent with the Plan.

         ss.5.4) If the Panel has determined there is a possible change in control or "takeover" of the Bank and Participant's benefits are vested, then, thereafter, if Participant's employment is terminated for any reason prior to age sixty-two (62), Participant's base salary shall be deemed to increase at three percent (3%) per annum for the year of termination and each year thereafter until Participant attains age sixty-two (62). Termination shall be deemed to include a reduction in base salary and any failure by the Bank to increase it at the rate of at least three percent (3%) per annum after the determination by the Panel of possible change in control or "takeover."

                                    ARTICLE 6
                    EFFECTIVE DATE, TERMINATION AND AMENDMENT

         Participation in this Plan by the Participant shall become effective as of the date hereof, and shall continue until such time as it or the Plan is terminated by the Bank. This Plan may be terminated at any time and amended from time to time by the Bank provided that neither the termination nor any amendment of the Plan may, without the written consent of the Participant, reduce the Participant's Accrued Benefits or the benefits payable to the Participant's beneficiary in the absence of such amendment or the termination of the Plan.

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

         ss.7.1) No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance and any attempt to anticipate, alienate, sell, transfer, assign, pledge or encumber such benefit shall be void.

         ss.7.2) The Participant or the beneficiary of the Participant shall rely solely upon the unsecured promise of the Bank, as set forth herein, for the payment of benefits under the terms of the Plan, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity, policy or contract, or other property of any kind whatever owned by the Bank, or in which the Bank may have any right, title, or interest, now or at any time in the future. Any insurance policy or other assets acquired by the Bank to fund, in whole or in part, the Bank's liabilities under the Plan shall not be deemed to be held as security for the performance of the obligations of the Bank hereunder.

         ss.7.3) Except as provided above in Section 3.3, it is agreed and understood that any benefits accrued under this Plan are in addition to any and all employee benefits to which Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Bank, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Bank or the Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

         ss.7.4) If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

         ss.7.5) Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon the Participant the right to a continuation of employment by the Bank. Subject to the terms of any applicable employment contract, the Bank reserves the right to dismiss any employee, or otherwise deal with any employee to the same extent as though the Plan had not been adopted.

         ss.7.6) If the Committee determines that the Participant or beneficiary is unable to care for the Participant's or the beneficiary's affairs because of illness or accident, or is a minor, any benefit due the Participant or beneficiary may be paid to the Participant's or the beneficiary's spouse, child, parent, or any other person deemed by the Committee to have incurred expense for the Participant or beneficiary (including a duly appointed guardian, committee or other legal representative), and any such payment shall be a complete discharge of the Bank's obligation hereunder.

         ss.7.7) The Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

         ss.7.8) If, pursuant to the provisions of the Plan, the Bank denies the claim of the Participant or the Participant's beneficiary for benefits under the Plan, the Bank shall provide written notice, within ninety (90) days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

              (a) the specific reasons for such denial;
              (b) the specific reference to the Plan provisions on which the denial is based;
              (c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and
              (d) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

         The Participant or the Participant's beneficiary whose claim for benefit has been denied may request review by the Bank of the denied claim by notifying the Bank in writing within sixty (60) days after receipt of the notification of claim denial. As part of said review procedure, the claimant or the claimant's authorized representative may review pertinent documents and submit issues and comments to the Bank in writing. The Bank shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than sixty (60) days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than one hundred and twenty (120) days after receipt of the request for review. The decision on review shall state the specific reasons therefore and the specific Plan reference on which it is based.

         ss.7.9) The Bank and any successor the Bank shall be obligated to pay all benefits payable under the Plan, without regard to the sufficiency of any funds or other assets reserved for this purpose, except as is specifically provided herein.

         ss.7.10) The Bank has adopted this Plan the date the Board of Directors approved it, which was August 15, 2001.


Executed on September 11, 2001.

FIRSTSERVICE BANK




By: /s/ John C. Spier
    ------------------------------------

Attest: /s/ A. Lee Roberts
        --------------------------------


PARTICIPANT



/s/ Donald P. Worthington
Donald P. Worthington

                                                                       Exhibit B

                         NATIONAL PENN BANCSHARES, INC.
                            EXECUTIVE INCENTIVE PLAN

                        AMENDMENT AND RESTATEMENT - 2002

         The National Penn Bancshares, Inc. Executive Incentive Plan is hereby amended and restated in its entirety as follows:

         Since formation, National Penn Bancshares, Inc. ("NPB"), as a holding company for National Penn Bank ("NPBank"), has maintained in effect the executive incentive plan originally adopted by NPBank on July 26, 1978. NPB now desires to formalize the terms of the plan in a written document as set forth herein.

         The National Penn Bancshares, Inc. Executive Incentive Plan (the "Plan") is an unfunded deferred compensation arrangement for selected employees. The purpose of the Plan is to motivate executives to meet and exceed established financial goals and to promote a superior level of performance relative to competitive banking institutions. Through payment of incentive compensation beyond a salary, the Plan provides reward for meeting and exceeding the established financial goals as well as recognition of individual achievements for certain employees.

         1. Definitions. The following terms have the meanings specified below, unless the context in which they are used otherwise requires:

                  (a) "Affiliate" means any corporation which is included within a "controlled group of corporations" including NPB, as determined under Section 1563 of the Internal Revenue Code of 1986, as amended.

                  (b) "CEO" means the Chief Executive Officer of NPB.

                  (c) "Change in Control or Ownership" means:

                      (i) an acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of
1934) of "beneficial ownership" (within the meaning of Rule 13d-3 under such
Act) of securities of NPB representing 24.99% or more of the combined voting power of NPB's securities then outstanding;

                      (ii) a merger, consolidation or other reorganization of NPBank, except where the resulting entity is controlled, directly or indirectly, by NPB;

                      (iii) a merger, consolidation or other reorganization of NPB, except where shareholders of NPB immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of NPB's Board of Directors;

                      (iv) a sale, exchange, transfer or other disposition of substantially all of the assets of the Employer to another entity, except to an entity controlled, directly or indirectly, by NPB;

                      (v) a sale, exchange, transfer or other disposition of substantially all of the assets of NPB to another entity, or a corporate division involving NPB; or

                      (vi) a contested proxy solicitation of the shareholders of NPB that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of NPB.

                  (d) "Committee" means the Compensation Committee of the Board of Directors of NPB.

                  (e) "Employer" means NPB or the Affiliate which employs the Participant.

                  (f) "Fund" means the pool of funds generated, based on the formula established by the Committee, to be distributed to Plan Participants.

                  (g) "Mandatory Deferral" means twenty-five percent (25%) of the award received by a Type A or Type B Participant under this Plan.

                  (h) "Participant" means an eligible officer or employee of NPB or an Affiliate who is designated by the CEO and approved by the Committee for participation in the Plan for the relevant Plan Year, or a person who was such at the time of his retirement, death, disability or resignation and who retains, or whose beneficiaries obtain, benefits under the Plan in accordance with its terms.

                  (i) "Plan Year" means the calendar year.

                  (j) "Tax Deferral" means that portion of the award received by a Type A or Type B Participant under the Plan which the Participant elects, pursuant to Schedule C attached hereto and made a part hereof, to receive as a deferred payment.

         2. Plan Participation.

                  (a) To be eligible for an award under this Plan, a Participant must be in the active full-time service of NPB or an Affiliate at the close of the Plan Year.

                  (b) Effective January 1, 1985, prior to January 31 of each Plan Year, the CEO shall recommend to the Committee, in writing, those employees who are eligible to participate in the Plan for such Plan Year. The Committee shall meet as soon as practicable thereafter and act upon the recommendations of the CEO. Those employees approved by the Committee shall be entitled to participate in the Plan for such Plan Year.

                  (c) At the Committee's discretion, the Committee may act upon the recommendation of the CEO with respect to participation of an employee whose employment with NPB or an Affiliate commences after January 1 but prior to July 1 of a Plan Year. Upon approval by the Committee, such Participant may participate in the Plan based on his or her earnings for such Plan Year.

                  (d) Each year, the Committee shall classify the Participants into Type A, Type B or Type C, as specified on Schedule A attached to this plan document, and shall specify different award formulae for each category. The Committee also shall specify the method by which the amount to be allocated for the benefit of each Participant from the Fund shall be determined. Participants, as classified into Type A, Type B or Type C, each year will be listed on Schedule A attached to this plan document. This schedule will be revised each year, as appropriate.

                  (e) At the Committee's discretion, the Committee may act upon the recommendation of the CEO with respect to participation by a Participant whose classification changes among Type A, Type B or Type C after January 1 but prior to July 1 of a Plan Year. Upon approval by the Committee, such Participant may participate in the Plan in the new classification based on his or her earnings for such Plan Year.

         3. Performance Goals.

                  (a) Effective January 1, 1985, performance goals and appropriate financial thresholds shall be established each Plan Year by the Committee prior to January 31 of that Plan Year. The established goals shall relate to the financial performance of NPB or an Affiliate or unit thereof.

                  (b) Each year, the performance goals for the year will be shown on Schedule B attached to this plan document. This schedule shall be revised each year, as appropriate.

                  (c) An award to a Participant may be conditioned on the performance of such Participant, as determined by the Committee.

         4. Calculation of Awards.

                  If both the internal and external performance goals set forth in Schedule B are met, the Fund shall be distributed among Participants as follows:

                  (a) 50% of the Fund shall be allocated to the Type A Participants and shall be divided equally between (i) the Chairman and CEO of NPB, and (ii) the President of NPBank; provided, however, that the amount distributed to any individual shall not exceed 50% of such individual's base salary. To the extent that any amount allocated to the Type A Participants is not distributed to them, such amount shall be added to the amount to be allocated to and divided among the Type B and Type C Participants as provided in subparagraph (2) below.

                  (b) 50% of the Fund shall be allocated to and divided among the Type B and

Type C Participants; provided, however, that no Type B Participant shall receive an award in excess of 35% of base salary and no Type C Participant shall receive an award in excess of 25% of base salary.

         5. Distribution of Awards.

                  (a) (i) The Committee shall cause an aggregate account to be established on the Employer's books for all of the Type A and Type B Participants (the "Mandatory Deferral Account") and shall credit annually the Mandatory Deferral Account with an amount equal to the Mandatory Deferral of all Type A and Type B Participants. The Mandatory Deferral Account shall be credited, as of the last day of each calendar quarter, with interest calculated at the rate paid on the Investors Trust Company Money Market account for such quarter.

                       (ii) The human resources department of the Employer shall maintain individual accounts which shall reflect the share of each Participant in the Mandatory Deferral Account (each referred to as an "Individual Mandatory Deferral Account"). Interest credited to the Mandatory Deferral Account shall be allocated among the Participants in the respective proportions that the balance in each Participant's Individual Mandatory Deferral Account bears to the total balance in the Mandatory Deferral Account on the date that such interest is credited.

                       (iii) The human resources department of the Employer shall maintain records which shall reflect the amounts in each Participant's Individual Mandatory Deferral Account attributable to each Plan Year, i.e., for each Plan Year for which a Participant receives an award, such records shall show the amount of such award plus the interest earned thereon through the most recent date interest was credited thereon (for each Plan Year, such amount is referred to herein as the "Plan Year Balance"). The sum of all Plan Year Balances shall equal the total balance in a Participant's Individual Mandatory Deferral Account.

                       (iv) If, at the end of the fifth Plan Year following the Plan Year for which a particular award was made to a Participant, such Participant is still employed by NPB or an Affiliate or has retired at age 60 or later or has died on or before the last day of such Plan Year, such Participant's Individual Mandatory Deferral Account shall be credited by the Employer with an additional amount equal to the Plan Year Balance relating to the Plan Year of five years before (the "Matching Contribution").

                       (v) For purposes of this subparagraph 5(a), a Participant shall be deemed to be still employed by NPB or an Affiliate as of the last day of any Plan Year on which a balance exists in such Participant's Individual Mandatory Deferral Account if such Participant is no longer then performing services on behalf of NPB or such Affiliate as a result of such Participant's disability.

                  (b) (i) Type A and Type B Participants may elect to have the payment of all or a portion of the balance of their awards deferred, i.e., the Tax Deferral amount. Effective January 1, 1985, such election shall be made before the beginning of the relevant Plan Year or, in the case of a new employee or a newly classified Type A or Type B Participant, prior to his or her commencement of employment or new classification as a Type A or Type B Participant, and shall be in the form of Schedule C attached to this plan document. The aggregate amount of the Tax Deferral for the Type A and Type B Participants shall be credited to an account on the Employer's books (the "Tax Deferral Account"). The Tax Deferral Account shall be credited, as of the last day of each calendar quarter, with interest calculated at the rate paid on the Investors Trust Company Money Market account for such quarter.

                       (ii) The human resources department of the Employer shall maintain individual accounts which shall reflect the share of each Participant in the Tax Deferral Account (each referred to as an "Individual Tax Deferral Account"). Interest credited to the Tax Deferral Account shall be allocated among the Participants in the respective proportions that the balance in each Participant's Individual Tax Deferral Account bears to the total balance in the Tax Deferral Account on the date that such interest is credited.

                  (c) Awards to Type A and Type B Participants not deferred pursuant to Subparagraph (b) above and all awards to Type C Participants shall be payable in cash as soon as practicable after the close of the Plan Year.

                  (d) In the event of a Participant's death prior to receipt of his or her award earned hereunder (including amounts allocated to such Participant's Individual Mandatory Deferral Account and Individual Tax Deferral Account), the award shall be paid, within thirty (30) days of the last day of the calendar quarter during which the Participant's death occurred, to the Participant's designated beneficiary under the Employer's group life insurance plan or, in the absence of a valid designation, to the Participant's estate.

         6. Manner of Payment of Mandatory and Tax Deferral Amounts.

                  (a) Prior to the end of the fifth Plan Year following the Plan Year for which an award was made to a Type A or Type B Participant, such Participant may elect to have the balance on the last day of such fifth Plan Year in such Participant's Individual Mandatory Deferral Account, after the addition of the Matching Contribution (in the aggregate, the "Total Balance"), transferred and credited to such Participant's Individual Tax Deferral Account, if any, for distribution in accordance with the Participant's irrevocable election pursuant to Schedule C. Such an election shall be in the form of Schedule D attached to this plan document. If the Participant does not elect to transfer the Total Balance to the Participant's Individual Tax Deferral Account, or if the Participant does not have an Individual Tax Deferral Account, the Total Balance shall be paid in cash to the Participant as soon as practicable after the close of the Plan Year.

                  (b) The amount credited to a Participant's Individual Tax Deferral Account, including amounts transferred pursuant to subparagraph (a) immediately above, shall be paid to such Participant in one lump sum or in annual installments. The actual manner of distribution will be in accordance with the Participant's irrevocable election, the form of which is attached hereto as Schedule C; provided, however, that if the Participant selects a distribution in annual installments, such installment will be paid in a manner which complies with any applicable rules, regulations or laws.

         7. Funding.

                  (a) Deferred award obligations under the Plan shall be paid from the general assets of NPB or an Affiliate.

                  (b) NPB, or an Affiliate, in its sole discretion, may earmark assets or other means to meet the deferred award obligations provided under the Plan. Any assets which may be earmarked to meet NPB's or an Affiliate's deferred award obligations provided under the Plan shall continue for all purposes to be part of the general funds of NPB or an Affiliate and no person other than NPB or the Affiliate shall by virtue of the provisions of the Plan have any interest in such assets. To the extent a Participant or his beneficiary acquires a right to receive deferred award payments from NPB or an Affiliate under the Plan, such right shall be no greater than the right of any unsecured general creditor of NPB or an Affiliate.

                  (c) Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between NPB or an Affiliate and a Participant or any other person.

         8. Plan Administration.

                  (a) The Committee shall, with respect to the Plan, have full power and authority to construe, interpret and manage, control and administer the Plan, and to pass and decide upon cases in conformity with the objectives of the Plan under such rules as the Board of Directors of NPB may establish.

                  (b) Any decision made or action taken by the Board of Directors of NPB or the Committee arising out of, or in connection with the administration, interpretation, and effect of the Plan shall be at their absolute discretion and shall be conclusive and binding on all parties.

                  (c) The members of the Committee and the members of the Board of Directors of NPB shall not be liable for any act or action, whether of omission or commission, made in connection with the interpretation and administration of the Plan and which results in a loss, damage, expense or depreciation, except when due to their own gross negligence or willful misconduct.

         9. Amendment and Termination.

                  NPB reserves the right to amend the Plan from time to time and to terminate the Plan at any time. All amendments, including any amendment to terminate the Plan, shall be adopted by the Board of Directors of NPB.

         10. Change in Control or Ownership.

                  (a) Subject to the further terms and provisions of this Paragraph 10, the Plan shall automatically terminate on the date that a Change in Control or Ownership shall occur, without necessity of any action by the Board of Directors of NPB.

                  (b) If a Change in Control or Ownership shall occur, each Participant's Individual Mandatory Deferral Account shall be credited, as of the day immediately preceding the date on which such Change in Control or Ownership occurred, with additional amounts as follows: An amount equal to each Plan Year Balance shall be credited by the Employer to such Participant's Individual Mandatory Deferral Account (such additional amounts are referred to herein as "Change in Control Matching Contributions").

                  (c) If a Change in Control or Ownership shall occur, the Employer shall pay each Participant a cash amount equal to the total amounts credited, as of the date such Change in Control or Ownership occurred, to (i) such Participant's Individual Mandatory Deferral Account (including all Change in Control Matching Contributions made pursuant to subparagraph (b) hereof) and
(ii) such Participant's Individual Tax Deferral Account, if any. The Employer shall pay such total amounts to the Participants within thirty (30) days of the termination of the Plan (as provided in subparagraph (a) hereof).

         11. Effective Date.

                  The initial effective date of the Plan shall be January 1, 1984.

         12. Miscellaneous Provisions.

                  (a) The Plan does not constitute a contract of employment, and participation in the Plan shall not give any Participant the right to be retained in the service of NPB or an Affiliate or any right or claim to a benefit under the Plan unless such right or claim has specifically accrued under the terms of this plan document.

                  (b) NPB or an Affiliate reserves the right to withhold from any deferred award payments payable hereunder, any amounts required to be withheld under the federal income tax laws.

                  (c) The captions of the several paragraphs and subparagraphs of this Plan are inserted for convenience of reference only and shall not be considered in the construction hereof.

                  (d) Whenever any word is used herein in the singular form, it shall be construed as though it were used in the plural form, as the context requires, and vice versa.

                  (e) A masculine, feminine or neuter pronoun, whenever used herein, shall be construed to include all genders as the context requires.

                  (f) This plan document may be executed in any number of counterparts, each of which shall be deemed one and the same instrument which may be sufficiently evidenced by any one counterpart.

                  (g) Except to the extent pre-empted by federal law, this plan document shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

            (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

                                   SCHEDULE A
                                   ----------


         Participants for the ____ Plan Year consist of Types A, B, and C as defined in the Plan document.

         It is anticipated that the following named persons will meet the eligibility requirements for participation as of December 31, ____. It is expected that there could be additional individuals whose eligibility could be determined later in the year, who would be named a participant as of December 31, ____.

         Named participants are classified accordingly:


         TYPE A  (2 persons)  (name and grade level)

             [CHAIRMAN AND CEO OF NPB]

             [PRESIDENT OF NPBANK]


         TYPE B  (__  persons)  (name and grade level)



             [INSERT NAMES AND GRADE LEVELS]









         TYPE C  (__ persons)  (name and grade level)



             [INSERT NAMES AND GRADE LEVELS]

                                   SCHEDULE B
                                   ----------

                         NATIONAL PENN BANCSHARES, INC.

                            EXECUTIVE INCENTIVE PLAN

                             ____ PERFORMANCE GOALS

                               [SUBJECT TO CHANGE]

         Awards pursuant to the Plan will not be made unless the internal and external performance goals set forth below are met.


INTERNAL PERFORMANCE GOALS FOR THE      PLAN YEAR
-------------------------------------------------

The net operating income of NPB before securities transactions for ____ must exceed the net operating income of NPB before securities transactions for ____.


EXTERNAL PERFORMANCE GOALS FOR THE      PLAN YEAR
-------------------------------------------------

The net operating income of NPB before securities transactions on realized return on average common equity for ____ must exceed the average of the net operating income before securities transactions on realized return on average common equity for ____ for the banks or bank holding companies in the peer group set forth on Schedule B-2 A.

                                  SCHEDULE B-1
                                  ------------

                                 PAY OUT FORMULA


         1. Obtaining an operating return on average equity

            triggers an incentive pay out as follows:


            100% of peer group           $0

            100.1% of peer group    .___% of average assets

            130% of peer group           .___% of average assets


            Interpolation is required between 100.1% and 130%.



         2. Obtaining #1 in return on equity triggers an added

            pay out of $______.

                                  SCHEDULE B-2
                                  ------------

         The ____ banking companies which form the peer group are:


                               [INSERT PEER GROUP]

                                   SCHEDULE C
                                   ----------


                         NATIONAL PENN BANCSHARES, INC.
                            EXECUTIVE INCENTIVE PLAN
                            DEFERRAL ELECTION LETTER
                            ------------------------


TO THE COMMITTEE:


         In accordance with the National Penn Bancshares, Inc. Executive Incentive Plan, as amended and restated in 1998, I hereby request to defer receipt of that portion of any award earned by me (to the extent provided in Paragraph 2 below) for services rendered as an eligible Participant in the Plan during the calendar year specified below and eligible to be received in cash. This election shall be governed by all of the provisions of the Plan.


         1.       This request shall be effective beginning with calendar year
                  ____.


         2. This request shall apply to _____________________of my award. (Expressed as "all" or a designated dollar or percentage limitation.)


         3. My deferred award and the interest thereon shall become payable on the January 1 next following the date I retire or otherwise cease to be employed by NPB or an Affiliate of NPB.


         4. I irrevocably elect that, when payable, my deferred award and the interest thereon shall be paid to me as indicated below:


                           (  )  In one lump sum.


                           ( ) In a series of five annual installments.


                           ( ) In a series of ten annual installments.



         I agree that such terms and conditions shall be binding upon my beneficiaries, distributees, and personal representatives. Unless noted below, my beneficiaries shall be the same as designated for my group life insurance.



-------------------------  --------------------------------
Date                           Signature of Participant


                               Approved By:



-------------------------  --------------------------------
Date                           Signature of the Chairman of the
                               Committee

                                   SCHEDULE D
                                   ----------

                         NATIONAL PENN BANCSHARES, INC.
                            EXECUTIVE INCENTIVE PLAN
                            TRANSFER ELECTION LETTER
                            ------------------------


TO THE COMMITTEE:

         In accordance with the National Penn Bancshares, Inc. Executive Incentive Plan, as amended and restated in 1998, I hereby request to transfer the balance in the Individual Mandatory Deferral Account established in my name for the award earned by me for services rendered as an eligible Participant in the Plan during the calendar year specified below, eligible to be received in cash, to the Individual Tax Deferral Account established in my name for the award earned by me for services rendered as an eligible Participant in the Plan. This election shall be governed by all of the provisions of the Plan.

1. This request shall be for the Individual Mandatory Deferral Account established in my name for the award earned by me for calendar year
         ____.

2. Payment of the award transferred and deferred pursuant hereto shall be in accordance with the election made for the Tax Deferral amount voluntarily deferred pursuant to deferral election letter dated
         _____________________.



------------------------------      ------------------------------
Date                                        Signature of Participant


                                            Approved By:



------------------------------      ------------------------------
Date                                        Signature of Chairman of the
                                            Committee

                                                                       Exhibit C
                               EXECUTIVE AGREEMENT
                               -------------------

         THIS AGREEMENT is made as of this 23rd day of July, 1997, among NATIONAL PENN BANCSHARES, INC., a Pennsylvania business corporation having its principal place of business in Boyertown, Pennsylvania ("NPB"), NATIONAL PENN BANK, a national banking association having its principal place of business in Boyertown, Pennsylvania ("Bank"), and Michael R. Reinhard, an individual residing in Kutztown, Pennsylvania ("Executive").

                              W I T N E S S E T H :
                              - - - - - - - - - - -

         WHEREAS, Executive is employed by [NPB][Bank] as a Senior Vice President; and

         WHEREAS, the Boards of Directors of NPB and Bank deem it advisable to provide Executive with certain additional benefits in the event of certain changes in control of NPB or Bank so that Executive will continue to attend to the business of NPB and Bank without distraction in the face of the potentially disturbing circumstances arising therefrom.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and each intending to be legally bound, NPB, Bank and Executive agree as follows:

         1. Definitions. The following terms have the meanings specified below:

                  a. "Affiliate" means any corporation which is included within a "controlled group of corporations" including NPB, as determined under Code Section 1563.

                  b. "Base Amount" means Executive's average annualized taxable compensation for the five (5) years prior to the year in which a Change in Control occurs, determined in accordance with the provisions of Code
         Section 280G and regulations promulgated thereunder.

                  c. "Cause" has the meaning set forth in Section 4 hereof.

                  d. "Change in Control" means:

                           i. An acquisition by any "person" or "group" (as
                  those terms are defined or used in Section 13(d) of the Exchange Act) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of NPB representing 24.99% or more of the combined voting power of NPB's securities then outstanding;

                           ii. A merger, consolidation or other reorganization
                  of Bank, except where the resulting entity is controlled, directly or indirectly, by NPB;

                           iii. A merger, consolidation or other reorganization
                  of NPB, except where shareholders of NPB immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of NPB's Board of Directors;

                           iv. A sale, exchange, transfer or other disposition
                  of substantially all of the assets of the Employer to another entity, except to an entity controlled, directly or indirectly, by NPB;

                           v. A sale, exchange, transfer or other disposition of
                  substantially all of the assets of NPB to another entity, or a corporate division involving NPB; or

                           vi. A contested proxy solicitation of the
                  shareholders of NPB that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of NPB.

                  e. "Code" means the Internal Revenue Code of 1986, as amended, and as the same may be amended from time to time.

                  f. "Employer" means Bank, NPB or any Affiliate which employs Executive at any particular time.

                  g. "Employment" means Executive's employment by Bank, NPB or any Affiliate at any particular time.

                  h. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  i. "Salary" means the Executive's annual base salary, established either by contract or by the Board of Directors of Employer, prior to any reduction of such salary pursuant to any contribution to a tax-qualified plan under Section 401(k) of the Code.

         2. Resignation of Executive. If a Change in Control shall occur and if thereafter, at any time, there shall be:

                  a. Any involuntary termination of Executive's employment(other than for Cause);

                  b. Any reduction in Executive's title, responsibilities or authority, including such title, responsibilities or authority as such may be increased from time to time;

                  c. Any reduction in Executive's Salary in effect immediately prior to a Change in Control, or any failure to provide Executive with benefits at least as favorable as those enjoyed by Executive under any of the pension, life insurance, medical, health and accident, disability or other employee plans of NPB or an Affiliate in which Executive participated immediately prior to a Change in Control, or the taking of any action that would materially reduce any of such compensation or benefits in effect at the time of the Change in Control, unless such reduction relates to a reduction applicable to all employees generally;

                  d. Any reassignment of Executive beyond a thirty (30) minute commute by automobile from Boyertown, Pennsylvania; or

                  e. Any requirement that Executive travel in performance of his duties on behalf of NPB or an Affiliate for a greater period of time during any year than was required of Executive during the year preceding the year in which the Change in Control occurred;

then, at the option of Executive, exercisable by Executive within one hundred eighty (180) days of the occurrence of each and every of the foregoing events, the Executive may resign from employment (or, if involuntarily terminated, give notice of intention to collect benefits hereunder) by delivering a notice in writing (the "Notice of Termination") to NPB, and the Continuing Compensation and Benefits' provisions of this Agreement shall apply.

         3. Continuing Compensation and Benefits.

                  a. At the time of termination of Executive's employment in accordance with Section 2 hereof, Employer shall make a lump-sum cash payment to Executive no later than thirty (30) days following the date of such termination in an amount equal to 150% of Executive's Base Amount.

                  b. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any payment to Executive pursuant to Subsection 3.a. above be greater than an amount equal to an amount ("X") determined pursuant to the following formula:

                              X = (2.99A - B) x (1 + C)D.

                  For purposes of the foregoing formula:

                  A= Executive's Base Amount (determined pursuant to Internal Revenue Code Section 280G(b)(3)(A)) on the date of the Change in Control;

                  B= The present value of all other amounts which qualify as parachute payments under Code Section 280G(b)(2)(A) or (B) (without regard to the provisions of Code Section 280G(b)(2)(A)(ii)), such present value to be determined pursuant to the provisions of Code Section 280G;

                  C= 120% times 0.5 times the lowest of the semiannual applicable federal rates (determined pursuant to Code
                           Section 1274(d)) in effect on the date of the Change in Control; and

                  D= The number of whole semiannual periods plus any fraction of a semiannual period from the date of the Change in Control to the date of termination of the Executive's employment.

                  c. Executive shall not be required to mitigate the amount of any payment provided for in Subsection 3.a. by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in subsection 3.a. be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise, except as otherwise provided therein.

         4. Termination for Cause. The Employer may terminate Executive's Employment for "Cause". For purposes of this Agreement, "Cause" means the occurrence of either of the following:

                  a. Executive's conviction of, or plea of guilty or nolo contendere to, a felony or a crime of falsehood or involving moral turpitude; or

                  b. the willful failure by Executive to substantially perform his duties to the Employer, other than a failure resulting from Executive's incapacity as a result of the Executive's disability, which willful failure results in demonstrable material injury and damage to the Employer. Notwithstanding the foregoing, Executive's Employment shall not be deemed to have been terminated for Cause if such termination took place as a result of:

                           i. questionable judgment on the part of Executive;

                           ii. any act or omission believed by Executive in good
                  faith, to have been in or not opposed to the best interests of the Employer; or

                           iii. any act or omission in respect of which a
                  determination could properly be made that Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the By-laws of NPB or the laws of the Commonwealth of Pennsylvania, or the directors and officers' liability insurance of NPB or any Employer, in each case as in effect at the time of such act or omission.

         If Executive's Employment is terminated for Cause, all rights of Executive under this Agreement shall cease as of the effective date of such termination, except that Executive (i) shall be entitled to receive accrued Salary through the date of such termination and (ii) shall be entitled to receive the payments and benefits to which he is then entitled under the employee benefit plans of the Employer or any affiliate thereof as of the date of such termination.

         5. Arbitration. Any dispute or controversy arising out of or relating to this Agreement and any controversy as to a termination for Cause shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Reading, Pennsylvania, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

         6. Exclusive Benefit. Executive shall have no right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payment and the right thereto are expressly declared to be non-assignable and non-transferrable. In the event of any attempted assignment or transfer, Employer shall have no further liability hereunder.

         7. Notices. Any notice required or permitted to be given under this Agreement shall be properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive's residence in the case of any notice to Executive, or to the principal office of Bank, in the case of any notice to the Employer.

         8. Entire Agreement. This Agreement contains the entire agreement relating to the subject matter hereof and may not be modified, amended or changed orally but only by an agreement in writing, consented to in writing by NPB, and signed by the party against whom enforcement of any modification, amendment or change is sought.

         9. Benefits.

                  a. This Agreement shall be binding upon and inure to the benefit of NPB and Bank and their respective successors and assigns. Each of NPB and Bank shall requires any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of NPB or Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that NPB or Bank would be required to perform it if no such succession had taken place. Failure to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 2 of this Agreement shall apply. As used in this Agreement, "NPB" or "Bank" shall mean NPB or Bank as defined previously and any successor to the business and/or assets of NPB or Bank as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

                  b. This Agreement shall be binding upon and inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

         10. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         11. Headings. The headings of the sections and subsections hereof are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the sections or subsections of this Agreement.

         IN WITNESS WHEREOF, NPB and Bank have each duly caused this Agreement to be executed on its behalf by its duly authorized officers, and Executive has hereunto set his hand and seal, as of the day and year first above written.

                                 NATIONAL PENN BANCSHARES, INC.



(SEAL)                           By: /s/Lawrence T. Jilk, Jr.
                                     ------------------------
                                         Title: President and CEO



                                 Attest:  /s/Sandra L. Spayd
                                        ------------------------
                                         Title:Corporate Secretary


                                 NATIONAL PENN BANK



(SEAL)                           By: /s/Wayne R. Weidner
                                     -------------------
                                         Title: President and CEO



                                 Attest:  /s/Sandra L. Spayd
                                        ------------------------
                                         Title: Corporate Secretary


Witness:



    7/23/97                           Michael R. Reinhard     (SEAL)
--------------------------          --------------------------
                                         [Executive]

AMENDATORY AGREEMENT
--------------------

         AMENDATORY AGREEMENT dated August 26, 1998, among NATIONAL PENN BANCSHARES, INC., a Pennsylvania business corporation ("NPB"), NATIONAL PENN BANK, a national banking association ("Bank"), and Michael R. Reinhard ("Executive").

                                   BACKGROUND
                                   ----------

         1. NPB, Bank and Executive entered into a certain Executive Agreement dated as of July 23, 1997 (the "Agreement").

         2. NPB, Bank and Executive desire to amend the Agreement as hereinafter set forth.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and each intending to be legally bound, NPB, Bank and Executive agree as follows:

         1. Amendment. The final paragraph of Section 2 of the Agreement captioned "Resignation of Executive" is hereby amended to delete the words "each and every of the foregoing events" and to insert in lieu thereof the words "any of the foregoing events".

         2. Ratification. As amended hereby, the Agreement is hereby ratified, confirmed and approved.

         3. Governing Law. This Amendatory Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendatory Agreement on the date first above written.


                                   NATIONAL PENN BANCSHARES, INC.


                                       By:  /s/Wayne R. Weidner
                                          -------------------------------
                                          Name:  Wayne R. Weidner
                                          Title: President

                                              NATIONAL PENN BANK


                                       By:  /s/Wayne R. Weidner
                                          -------------------------------
                                          Name:  Wayne R. Weidner
                                                 Title: President and CEO

Witness:/s/Pamela K. Koeshartanto     /s/Michael R. Reinhard
        -------------------------   -------------------------------
                                          Michael R. Reinhard